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                                                                    Exhibit 3.1


                                STATE OF DELAWARE                        PAGE 1

                         OFFICE OF THE SECRETARY OF STATE

                          ------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE
OF "USCS INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY
OF APRIL, A.D. 1996, AT 4:30 O'CLOCK P.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW
CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.




                                    [Seal]  /s/ Edward J. Freel
                                            -----------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE

2610289  8100                               AUTHENTICATION:     7918805

960117266                                             DATE:     04-23-96


                              FIRST AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                               USCS INTERNATIONAL, INC.

WHEREAS, USCS International, Inc. was incorporated in Delaware on April 10, 1996 and

WHEREAS, the Board of Directors of USCS International, Inc. and the sole shareholder of USCS International, Inc., pursuant to sections 242 and 245 of the Delaware Corporations Code, resolved on April 18, 1996 to amend and restate the Certificate of Incorporation of USCS International, Inc.

NOW, THEREFORE, the First Amended and Restated Certificate of Incorporation of USCS International, Inc. is as follows:

             FIRST: The name of the corporation is USCS International, Inc. (the "Corporation").

             SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

             THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

             FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that this Corporation is authorized to issue is sixty-two million (62,000,000). The number of shares of Common Stock authorized to be issued is fifty-two million (52,000,000), par value $.05 per share. The number of shares of Voting Common Stock authorized to be issued is forty million (40,000,000), par value $.05 per share. The number of shares of Non Voting Common Stock authorized to be issued is twelve million (12,000,000), par value $.05 per share. The number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $.05 per share. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred subsequent to the issue of shares of such series. The Board of Directors is hereby further authorized to fix, or alter all or any of, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred, and to fix the number of shares constituting any such series and the designations of such series. The term "fixed for such series" and correlative terms as used in this Article FOURTH shall mean, with respect to any series of Preferred, as stated in a resolution or resolutions lawfully adopted by the Board of Directors in exercise of such authority hereinabove granted.

      (a)    Automatic Conversion of Non Voting Common Stock and Voting Common
Stock.

             (1) Upon the effective date, on or prior to December 31, 1996, of an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price equals or exceeds $20,000,000, (i) each share of Non Voting Common Stock shall be converted automatically without any further action into

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2.0 shares of Non Voting Common Stock, par value $.05 and (ii) each share of
Voting Common Stock shall be converted automatically without any further action into 2.1 shares of Voting Common Stock, par value $.05; no fractional shares of Non Voting Common Stock or Voting Common Stock shall be issued upon conversion of Non Voting Common Stock or Voting Common Stock, in lieu of any fractional share to which a holder would otherwise be entitled, the fractional share shall be rounded-up and converted into one whole share of Non Voting Common Stock or Voting Common Stock, as the case may be.

             (2) The outstanding shares of Non Voting Common Stock and Voting Common Stock shall be converted automatically without any further action by the holders of such shares. From and after the time of automatic conversion pursuant to paragraph (1) above, certificates which represented Non Voting Common Stock and Voting Common Stock shall represent the number of shares of Voting Common Stock into which such shares have been converted without need of issuance of new certificates evidencing the shares of Voting Common Stock into which such shares have been converted.

      (b) Automatic Conversion of Non Voting Common Stock into Voting Common Stock.

             (1) Immediately following the automatic conversion of the outstanding shares of Voting Common Stock and Non Voting Common Stock pursuant to ARTICLE FOURTH, paragraph (a) above, (i) each share of Non Voting Common Stock shall be converted automatically without any further action into one share of Voting Common Stock, and (ii) the class of Non Voting Common Stock shall be eliminated.

             (2) The outstanding shares of Non Voting Common Stock shall be converted into Voting Common Stock automatically without any further action by the holders of such shares. From and after the time of automatic conversion pursuant to paragraph (1) above, certificates which represented Non Voting Common Stock shall represent the equal number of shares of Voting Common Stock into which such shares have been converted without need of issuance of new certificates evidencing the shares of Common Stock into which such shares of Non Voting Common Stock have been converted.

             FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

             SIXTH: The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

             Effective upon the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this Certificate of Incorporation (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the


                                          2.

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stockholders following the Effective Date and the term of office of the initial
Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

             If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             SEVENTH: Effective upon the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

             EIGHTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before the voting begins or unless the bylaws of the Corporation so provide.

             NINTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

             TENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

             ELEVENTH: The Corporation shall not, without first obtaining the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) amend or repeal any provision of, or add any provision to Articles Sixth or Seventh of the Corporation's Articles of Incorporation.


                                          3.

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                           CERTIFICATE OF CEO AND SECRETARY
                                REGARDING ADOPTION OF
                              FIRST AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION OF
                               USCS INTERNATIONAL, INC.


      JAMES C. CASTLE and MARY G. JORDAN certify that:

      1. They are the Chief Executive Officer and Secretary, respectively, of USCS INTERNATIONAL, INC., a Delaware corporation.

      2. That at a meeting of the Board of Directors of said corporation, duly held at Rancho Cordova, California, on April 18, 1996 at which all Board members were present, the First Amended and Restated Certificate of Incorporation of USCS International, Inc. to which this certificate is attached was unanimously adopted by said Board.

      3. The foregoing First Amended and Restated Certificate of Incorporation of USCS International, Inc. has been duly approved by the sole shareholder of the corporation, U.S. Computer Services.

      We declare under penalty of perjury that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 18, 1996

                                       /s/James C. Castle
                                       ------------------------------
                                       James C. Castle
                                       Chief Executive Officer
                                       USCS INTERNATIONAL, INC.


                                       /s/Mary G. Jordan
                                       ------------------------------
                                       Mary G. Jordan
                                       Secretary
                                       USCS INTERNATIONAL, INC.

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                           CERTIFICATE OF SOLE SHAREHOLDER
                                REGARDING APPROVAL OF
                             FIRST AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION OF
                               USCS INTERNATIONAL, INC.


      JAMES C. CASTLE and MARY G. JORDAN certify that:

      1. They are the Chief Executive Officer and Secretary, respectively, of U.S. COMPUTER SERVICES, a California corporation, which is the sole shareholder of USCS INTERNATIONAL, INC., a Delaware corporation.

      2. That at a meeting of the Board of Directors of U.S. COMPUTER SERVICES, duly held at Rancho Cordova, California, on April 18, 1996 at which all Board members were present, the First Amended and Restated Certificate of Incorporation of USCS International, Inc. to which this certificate is attached was unanimously approved.

      We declare under penalty of perjury that the matters set forth in this certificate are true and correct of our own knowledge.

Date: April 18, 1996

                                       /s/James C. Castle
                                       ------------------------------
                                       James C. Castle
                                       Chief Executive Officer
                                       U.S. COMPUTER SERVICES


                                       /s/Mary G. Jordan
                                       ------------------------------
                                       Mary G. Jordan
                                       Secretary
                                       U.S. COMPUTER SERVICES